For Immediate Release

LPL Financial Announces Third Quarter 2026 Results

Key Financial Results
•Net income was $357 million, translating to diluted earnings per share ("EPS") of $4.52
•Adjusted EPS* increased 15% year-over-year to $5.97
◦Gross profit* increased 12% year-over-year to $1,662 million
◦Core G&A* increased 11% year-over-year to $532 million
◦Adjusted pre-tax income* increased 13% year-over-year to $641 million

Key Business Results
•Total client assets increased 11% year-over-year to $2.6 trillion
◦Advisory assets increased 16% year-over-year to $1.6 trillion
◦Advisory assets as a percentage of total client assets increased to 60.9%, up from 58.2% a year ago
•Total organic net new assets were $29 billion, representing 5% annualized growth
•Recruited assets(1) were $24 billion, down 26% from a year ago
◦Recruited assets over the trailing twelve months were $81 billion
•Total client cash balances were $57 billion, consistent with prior quarter and an increase of $1 billion year-over-year
◦Client cash balances as a percentage of total client assets were 2.2%, consistent with prior quarter and down from 2.4% in the prior year

Key Capital and Liquidity Measures
•Corporate cash(2) was $563 million
•Leverage ratio(3) was 1.93x
•Share repurchases were $301 million and dividends paid were $24 million

Key Updates
M&A:
•Commonwealth Financial Network ("Commonwealth"): On track to complete the conversion in the fourth quarter of 2026
◦Asset retention is now expected to be approximately 83%
◦Estimated run-rate EBITDA is now expected to be $415 million
•Liquidity & Succession: Deployed approximately $20 million of capital to close three deals in Q3
Core G&A:
•Given our performance to date, we are narrowing our 2026 Core G&A* outlook range to $2,140-2,160 million, including expenses related to Commonwealth
Capital Management:
•Dividend: The Company's Board of Directors declared a $0.30 per share dividend to be paid on November 30, 2026 to all stockholders of record as of November 12, 2026

SAN DIEGO — October 27, 2026 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the "Company") today announced results for its third quarter ended September 30, 2026, reporting net income of $357 million, or $4.52 per share. This compares with a net loss of $30 million, or $0.37 per share, in the third quarter of 2025 and net income of $379 million, or $4.74 per share, in the prior quarter.

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

"After an outstanding first half of the year, we delivered another quarter of strong business performance and excellent financial results, while making meaningful progress on key strategic initiatives,” said Rich Steinmeier, CEO. “We delivered improved organic growth, advanced our preparation to onboard Commonwealth, and began the roll out of our proprietary AI agent, Cyan, to advisors. These accomplishments underscore the strength of our platform and our continued focus on delivering unmatched value for advisors and their clients."

"The team delivered another quarter of outstanding results, highlighted by strong organic growth and record adjusted earnings per share, all while advancing our advisor experience and executing on our capital allocation strategy" said Matt Audette, President and CFO. “These efforts position us to sustain that momentum through year-end and into 2027."
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Tuesday, October 27, 2026. The conference call will be accessible and available for replay at investor.lpl.com/events.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com

About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) is among the fastest growing wealth management firms in the U.S. As a leader in the financial advisor-mediated marketplace(4), LPL supports more than 32,000 financial advisors and the wealth management practices of approximately 1,100 financial institutions, servicing and custodying approximately $2.6 trillion in brokerage and advisory assets on behalf of approximately 8 million Americans. The firm provides a wide range of advisor affiliation models, investment solutions, fintech tools and practice management services, ensuring that advisors and institutions have the flexibility to choose the business model, services, and technology resources they need to run thriving businesses. For further information about LPL, please visit www.lpl.com.
Securities and advisory services offered through LPL Financial LLC ("LPL Financial") or its affiliate LPL Enterprise, LLC ("LPL Enterprise"), both registered investment advisers and broker-dealers. Members FINRA/SIPC.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial or LPL Enterprise.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
This press release contains statements regarding:

•the Company’s retention of Commonwealth assets and Commonwealth’s future financial and operating performance;
•run-rate EBITDA expectations in connection with the Company’s acquisition of Commonwealth;
•the amount and timing of the onboarding of acquired, recruited or transitioned brokerage and advisory assets, including Commonwealth;
•the Company's plans to invest to drive growth and increase efficiency while scaling its business;
•the Company’s recruitment pipeline and expected organic growth;
•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's ICA yield, service and fee revenue, transaction revenue, core G&A expense, interest expense and income, leverage ratio (including plans to reduce leverage), pricing and fees (including their effect on adjusted pre-tax margin), corporate cash, run-rate EBITDA, depreciation and amortization, operating leverage, pre-tax margin, transition assistance loan amortization, organic growth, payout rate, tax rate and share repurchases; and
•future capabilities, including the timing and extent of the Company's expansion of access to Cyan, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of October 27, 2026 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of acquired, recruited or transitioned advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company and Commonwealth that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions, and their ability to provide financial products and services effectively;
•whether retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•changes in the growth and profitability of the Company's fee-based offerings and asset-based revenues;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of defending, settling and remediating issues related to regulatory matters or legal proceedings, including civil monetary penalties or actual costs of reimbursing customers for losses in excess of our reserves or insurance;
•changes made to the Company's services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facilities of the Company and LPL Financial, and the indentures governing the Company's senior unsecured notes;
•strategic acquisitions and investments, including pursuant to the Company's Liquidity & Succession solution, and the effect that such acquisitions and investments may have on the Company’s capital management plans and liquidity;

•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;
•whether advisors affiliated with Commonwealth will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30,	June 30,		September 30,
	2026	2026	Change	2025	Change
REVENUE
Advisory	$2,872,928	$2,632,405	9%	$2,210,499	30%
Commission:
Sales-based	742,852	728,155	2%	695,029	7%
Trailing	507,904	503,918	1%	492,426	3%
Total commission	1,250,756	1,232,073	2%	1,187,455	5%
Asset-based:
Client cash	461,471	443,501	4%	428,190	8%
Other asset-based	400,613	391,643	2%	354,090	13%
Total asset-based	862,084	835,144	3%	782,280	10%
Service and fee	218,055	208,879	4%	174,715	25%
Transaction	79,120	83,216	(5%)	67,260	18%
Interest income, net	48,699	46,527	5%	60,859	(20%)
Other	12,388	148,379	(92%)	68,909	(82%)
Total revenue	5,344,030	5,186,623	3%	4,551,977	17%
EXPENSE
Advisory and commission	3,632,732	3,507,164	4%	3,025,274	20%
Compensation and benefits	358,512	355,612	1%	585,409	(39%)
Promotional	235,733	220,030	7%	208,547	13%
Occupancy and equipment	149,380	125,542	19%	299,680	(50%)
Depreciation and amortization	117,287	109,805	7%	99,722	18%
Interest expense on borrowings	105,834	101,502	4%	106,295	—%
Amortization of other intangibles	72,844	70,886	3%	64,706	13%
Professional services	53,250	50,757	5%	75,507	(29%)
Brokerage, clearing and exchange	49,139	52,018	(6%)	43,282	14%
Communications and data processing	23,978	26,200	(8%)	23,060	4%
Other	60,215	51,603	17%	54,606	10%
Total expense	4,858,904	4,671,119	4%	4,586,088	6%
INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT FROM) INCOME TAXES	485,126	515,504	(6%)	(34,111)	n/m
PROVISION FOR (BENEFIT FROM) INCOME TAXES	128,565	136,243	(6%)	(4,594)	n/m
NET INCOME (LOSS)	$356,561	$379,261	(6%)	$(29,517)	n/m
EARNINGS (LOSS) PER SHARE
Earnings (loss) per share, basic	$4.53	$4.75	(5%)	$(0.37)	n/m
Earnings (loss) per share, diluted	$4.52	$4.74	(5%)	$(0.37)	n/m
Weighted-average shares outstanding, basic	78,658	79,791	(1%)	80,017	(2%)
Weighted-average shares outstanding, diluted	78,968	80,032	(1%)	80,357	(2%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2026	2025	Change
REVENUE
Advisory	$8,120,380	$5,617,482	45%
Commission:
Sales-based	2,176,422	1,924,859	13%
Trailing	1,498,441	1,348,440	11%
Total commission	3,674,863	3,273,299	12%
Asset-based:
Client cash	1,350,297	1,217,553	11%
Other asset-based	1,167,736	962,315	21%
Total asset-based	2,518,033	2,179,868	16%
Service and fee	637,918	471,753	35%
Transaction	242,878	195,665	24%
Interest income, net	140,406	181,651	(23%)
Other	134,609	137,291	(2%)
Total revenue	15,469,087	12,057,009	28%
EXPENSE
Advisory and commission	10,431,105	7,862,364	33%
Compensation and benefits	1,082,864	1,210,055	(11%)
Promotional	664,163	531,744	25%
Occupancy and equipment	393,445	458,363	(14%)
Depreciation and amortization	332,843	288,309	15%
Interest expense on borrowings	307,628	297,793	3%
Amortization of other intangibles	210,960	154,330	37%
Brokerage, clearing and exchange	156,632	130,710	20%
Professional services	154,388	152,925	1%
Communications and data processing	73,645	63,983	15%
Other	176,200	154,487	14%
Total expense	13,983,873	11,305,063	24%
INCOME BEFORE PROVISION FOR INCOME TAXES	1,485,214	751,946	98%
PROVISION FOR INCOME TAXES	392,988	189,641	107%
NET INCOME	$1,092,226	$562,305	94%
EARNINGS PER SHARE
Earnings per share, basic	$13.74	$7.19	91%
Earnings per share, diluted	$13.68	$7.15	91%
Weighted-average shares outstanding, basic	79,515	78,220	2%
Weighted-average shares outstanding, diluted	79,814	78,594	2%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	September 30, 2026	June 30, 2026	December 31, 2025
ASSETS
Cash and equivalents	$1,059,019	$1,275,690	$1,037,378
Cash and equivalents segregated under federal or other regulations	1,694,088	1,420,167	1,792,064
Restricted cash	149,970	232,889	225,298
Receivables from clients, net	1,119,673	994,139	803,206
Receivables from brokers, dealers and clearing organizations	110,715	244,302	70,897
Advisor loans, net	3,979,817	3,889,372	3,681,512
Other receivables, net	1,323,879	1,427,985	1,203,539
Investment securities ($140,282, $188,006, and $76,108 at fair value at September 30, 2026, June 30, 2026, and December 31, 2025, respectively)	155,287	203,499	91,528
Property and equipment, net	1,681,641	1,569,647	1,409,376
Goodwill	2,699,747	2,681,661	2,644,723
Other intangibles, net	3,472,226	3,433,597	3,330,788
Other assets	2,424,558	2,418,172	2,202,444
Total assets	$19,870,620	$19,791,120	$18,492,753
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$2,256,906	$2,256,333	$2,308,275
Payables to brokers, dealers and clearing organizations	217,055	599,397	150,520
Accrued advisory and commission expenses payable	403,041	381,255	361,623
Corporate debt and other borrowings, net	7,802,917	7,460,510	7,258,694
Accounts payable and accrued liabilities	782,312	812,156	821,641
Other liabilities	2,596,071	2,524,629	2,247,515
Total liabilities	14,058,302	14,034,280	13,148,268
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 136,850,801, 136,822,289, and 136,637,544 shares issued at September 30, 2026, June 30, 2026, and December 31, 2025, respectively	137	137	136
Additional paid-in capital	3,924,639	3,898,694	3,843,017
Treasury stock, at cost — 58,540,091, 57,660,516, and 56,576,672 shares at September 30, 2026, June 30, 2026, and December 31, 2025, respectively	(4,968,083)	(4,664,666)	(4,333,725)
Retained earnings	6,855,625	6,522,675	5,835,057
Total stockholders’ equity	5,812,318	5,756,840	5,344,485
Total liabilities and stockholders’ equity	$19,870,620	$19,791,120	$18,492,753

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q3 2026	Q2 2026	Change	Q3 2025	Change
Gross Profit(5)
Advisory	$2,872,928	$2,632,405	9%	$2,210,499	30%
Trailing commissions	507,904	503,918	1%	492,426	3%
Sales-based commissions	742,852	728,155	2%	695,029	7%
Advisory fees and commissions	4,123,684	3,864,478	7%	3,397,954	21%
Production-based payout(6)	(3,627,962)	(3,378,961)	7%	(2,972,256)	22%
Advisory fees and commissions, net of payout	495,722	485,517	2%	425,698	16%
Client cash(7)	472,282	456,945	3%	441,576	7%
Other asset-based(8)	400,613	391,643	2%	354,090	13%
Service and fee	218,055	208,879	4%	174,715	25%
Transaction	79,120	83,216	(5%)	67,260	18%
Interest income, net(9)	37,853	33,027	15%	47,468	(20%)
Other revenue(10)	7,390	11,054	(33%)	11,821	(37%)
Total net advisory fees and commissions and attachment revenue	1,711,035	1,670,281	2%	1,522,628	12%
Brokerage, clearing and exchange expense	(49,139)	(52,018)	(6%)	(43,282)	14%
Gross Profit(5)	1,661,896	1,618,263	3%	1,479,346	12%
G&A Expense
Core G&A(11)	532,205	519,272	2%	477,323	11%
Transition assistance loan amortization(12)	150,009	142,335	5%	104,760	43%
Promotional (ongoing)(12)(13)(14)	87,943	79,123	11%	97,103	(9%)
Employee share-based compensation	21,109	22,701	(7%)	18,627	13%
Regulatory charges	6,390	8,158	(22%)	6,744	(5%)
Acquisition costs(14)	83,149	48,977	70%	538,177	(85%)
Total G&A	880,805	820,566	7%	1,242,734	(29%)
EBITDA(15)	781,091	797,697	(2%)	236,612	n/m
Interest expense on borrowings	105,834	101,502	4%	106,295	—%
Depreciation and amortization	117,287	109,805	7%	99,722	18%
Amortization of other intangibles	72,844	70,886	3%	64,706	13%
INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT FROM) INCOME TAXES	485,126	515,504	(6%)	(34,111)	n/m
PROVISION FOR (BENEFIT FROM) INCOME TAXES	128,565	136,243	(6%)	(4,594)	n/m
NET INCOME (LOSS)	$356,561	$379,261	(6%)	$(29,517)	n/m
Earnings (loss) per share, diluted	$4.52	$4.74	(5%)	$(0.37)	n/m
Weighted-average shares outstanding, diluted	78,968	80,032	(1%)	80,357	(2%)
Adjusted EBITDA(15)	$864,240	$846,674	2%	$774,789	12%
Adjusted pre-tax income(16)	$641,119	$635,367	1%	$568,772	13%
Adjusted EPS(17)	$5.97	$5.84	2%	$5.20	15%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2026	Q2 2026	Change	Q3 2025	Change
Market Drivers
S&P 500 Index (end of period)	7,652	7,499	2%	6,688	14%
Russell 2000 Index (end of period)	2,797	3,024	(8%)	2,436	15%
Fed Funds daily effective rate (average bps)	367	363	4bps	430	(63bps)

Client Assets(18)
Advisory	$1,561.0	$1,548.4	1%	$1,346.9	16%
Brokerage	1,003.6	1,014.3	(1%)	967.7	4%
Total Client Assets	$2,564.6	$2,562.7	—%	$2,314.5	11%
Advisory as a % of Total Client Assets	60.9%	60.4%	50bps	58.2%	270bps

Assets by Platform
Corporate RIA advisory(19)	$1,202.7	$1,190.8	1%	$1,022.1	18%
Independent RIA advisory(19)	358.3	357.6	—%	324.8	10%
Brokerage	1,003.6	1,014.3	(1%)	967.7	4%
Total Client Assets	$2,564.6	$2,562.7	—%	$2,314.5	11%

Centrally Managed Assets
Centrally managed assets(20)	$250.4	$245.6	2%	$203.1	23%
Centrally Managed as a % of Total Advisory Assets	16.0%	15.9%	10bps	15.1%	90bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2026	Q2 2026	Change	Q3 2025	Change
Organic Net New Assets (NNA)(21)
Advisory	$33.1	$30.2	n/m	$29.6	n/m
Brokerage	(4.0)	(7.1)	n/m	3.1	n/m
Total Organic NNA	$29.1	$23.1	n/m	$32.7	n/m

Acquired NNA(21)
Advisory	$—	$0.5	n/m	$199.4	n/m
Brokerage	—	—	n/m	75.7	n/m
Total Acquired NNA	$—	$0.5	n/m	$275.0	n/m

Total NNA(21)
Advisory	$33.1	$30.7	n/m	$229.0	n/m
Brokerage	(4.0)	(7.1)	n/m	78.7	n/m
Total NNA	$29.1	$23.6	n/m	$307.7	n/m

Net brokerage to advisory conversions(22)	$7.4	$8.8	n/m	$8.0	n/m
Organic advisory NNA annualized growth(23)	8.5%	8.7%	n/m	11.2%	n/m
Total organic NNA annualized growth(23)	4.5%	4.0%	n/m	6.8%	n/m

Total Organic Advisory NNA(21)
Organic corporate RIA advisory	$34.5	$27.9	n/m	$29.0	n/m
Organic independent RIA advisory	(1.4)	2.3	n/m	0.6	n/m
Total Organic Advisory NNA	$33.1	$30.2	n/m	$29.6	n/m
Organic centrally managed NNA(21)	$8.4	$7.9	n/m	$9.9	n/m

Net buy (sell) activity(24)	$41.9	$39.7	n/m	$41.8	n/m
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Client Cash Data
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2026	Q2 2026	Change	Q3 2025	Change
Client Cash Balances (in billions)(25)
Insured cash account sweep	$37.8	$38.4	(2%)	$36.9	2%
Deposit cash account sweep	16.0	15.6	3%	13.0	23%
Total Bank Sweep	53.8	54.1	(1%)	49.9	8%
Money market sweep	1.0	1.1	(9%)	4.2	(76%)
Total Client Cash Sweep Held by Third Parties	54.8	55.2	(1%)	54.1	1%
Client cash account (CCA)	1.8	1.7	6%	1.8	—%
Total Client Cash Balances	$56.6	$56.9	(1%)	$55.8	1%
Client Cash Balances as a % of Total Assets	2.2%	2.2%	—bps	2.4%	(20bps)
Note: Totals may not foot due to rounding.

	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
Interest-Earning Assets	Average Balance (in billions)	Revenue	Net Yield (bps)(26)	Average Balance (in billions)	Revenue	Net Yield (bps)(26)	Average Balance (in billions)	Revenue	Net Yield (bps)(26)
Insured cash account sweep	$37.1	$328,870	352	$37.7	$315,814	336	$34.7	$307,118	351
Deposit cash account sweep	15.1	131,642	346	14.9	126,571	341	11.8	118,957	401
Total Bank Sweep	52.2	460,512	350	52.6	442,385	337	46.5	426,075	364
Money market sweep	1.0	959	37	1.3	1,116	35	3.8	2,115	22
Total Client Cash Held By Third Parties	53.2	461,471	344	53.9	443,501	330	50.3	428,190	338
Client cash account (CCA)	1.6	10,811	265	1.8	13,444	303	1.5	13,386	365
Total Client Cash	54.8	472,282	342	55.7	456,945	329	51.8	441,576	339
Margin receivables	0.9	17,037	792	0.8	15,602	796	0.7	13,910	820
Other interest revenue	1.6	20,816	512	1.4	17,425	514	2.9	33,558	458
Total Client Cash and Interest Income, Net	$57.3	$510,135	353	$57.9	$489,972	340	$55.3	$489,044	351
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	September 2026	August 2026	Change	July 2026	June 2026
Client Assets(18)
Advisory	$1,561.0	$1,582.5	(1%)	$1,544.2	$1,548.4
Brokerage	1,003.6	1,019.4	(2%)	1,002.4	1,014.3
Total Client Assets	$2,564.6	$2,601.9	(1%)	$2,546.6	$2,562.7

Organic NNA(21)
Advisory	$10.4	$12.5	n/m	$10.2	$13.3
Brokerage	(2.2)	0.9	n/m	(2.8)	(2.0)
Total Organic NNA	$8.2	$13.5	n/m	$7.4	$11.3

Acquired NNA(21)
Advisory	$—	$—	n/m	$—	$0.5
Brokerage	—	—	n/m	—	—
Total Acquired NNA	$—	$—	n/m	$—	$0.5

Total NNA(21)
Advisory	$10.4	$12.5	n/m	$10.2	$13.8
Brokerage	(2.2)	0.9	n/m	(2.8)	(2.0)
Total NNA	$8.2	$13.5	n/m	$7.4	$11.8
Net brokerage to advisory conversions(22)	$2.5	$2.3	n/m	$2.6	$3.1

Client Cash Balances(25)
Insured cash account sweep	$37.8	$37.1	2%	$36.8	$38.4
Deposit cash account sweep	16.0	15.1	6%	15.0	15.6
Total Bank Sweep	53.8	52.2	3%	51.8	54.1
Money market sweep	1.0	1.0	—%	1.1	1.1
Total Client Cash Sweep Held by Third Parties	54.8	53.1	3%	52.8	55.2
Client cash account (CCA)	1.8	1.2	50%	1.5	1.7
Total Client Cash Balances	$56.6	$54.4	4%	$54.3	$56.9

Net buy (sell) activity(24)	$13.3	$13.8	n/m	$14.7	$13.1

Market Drivers
S&P 500 Index (end of period)	7,652	7,686	—%	7,490	7,499
Russell 2000 Index (end of period)	2,797	2,956	(5%)	2,931	3,024
Fed Funds daily effective rate (average bps)	375	363	12bps	363	363
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2026	Q2 2026	Change	Q3 2025	Change
Commission Revenue by Product
Annuities	$748,473	$727,746	3%	$713,900	5%
Mutual funds	261,833	262,044	—%	258,167	1%
Fixed income	85,064	82,014	4%	66,550	28%
Equities	51,314	58,751	(13%)	51,475	—%
Other	104,072	101,518	3%	97,363	7%
Total commission revenue	$1,250,756	$1,232,073	2%	$1,187,455	5%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$469,397	$444,791	6%	$438,927	7%
Fixed income	85,064	82,014	4%	66,550	28%
Equities	51,314	58,751	(13%)	51,475	—%
Mutual funds	48,527	53,993	(10%)	54,235	(11%)
Other	88,550	88,606	—%	83,842	6%
Total sales-based commissions	$742,852	$728,155	2%	$695,029	7%
Trailing commissions
Annuities	$279,076	$282,955	(1%)	$274,973	1%
Mutual funds	213,306	208,051	3%	203,932	5%
Other	15,522	12,912	20%	13,521	15%
Total trailing commissions	$507,904	$503,918	1%	$492,426	3%
Total commission revenue	$1,250,756	$1,232,073	2%	$1,187,455	5%

Payout Rate(6)	87.98%	87.44%	54bps	87.47%	51bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2026	Q2 2026	Q4 2025
Cash and equivalents	$1,059,019	$1,275,690	$1,037,378
Cash at regulated subsidiaries	(985,736)	(1,221,009)	(925,356)
Excess cash at regulated subsidiaries per the Credit Agreement	489,476	375,379	357,693
Corporate Cash(2)	$562,759	$430,060	$469,715

Corporate Cash(2)
Cash at LPL Holdings, Inc.	$44,960	$16,807	$19,368
Excess cash at regulated subsidiaries per the Credit Agreement	489,476	375,379	357,693
Cash at non-regulated subsidiaries	28,323	37,874	92,654
Corporate Cash	$562,759	$430,060	$469,715

Leverage Ratio
Total debt	$7,836,000	$7,496,000	$7,299,000
Total corporate cash	562,759	430,060	469,715
Credit Agreement Net Debt	$7,273,241	$7,065,940	$6,829,285
Credit Agreement EBITDA (trailing twelve months)(27)	$3,771,437	$3,695,539	$3,501,832
Leverage Ratio	1.93x	1.91x	1.95x

	September 30, 2026
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$616,000	ABR+37.5 bps / SOFR+147.5 bps	5.299%	5/20/2029
Broker-Dealer Revolving Credit Facility	—	SOFR+125 bps	5.150%	5/17/2027
Senior Unsecured Term Loan A	1,020,000	SOFR+125 bps(b)	5.151%	12/5/2028
Senior Unsecured Notes	500,000	5.700% Fixed	5.700%	5/20/2027
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	500,000	4.900% Fixed	4.900%	4/3/2028
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	750,000	5.200% Fixed	5.200%	3/15/2030
Senior Unsecured Notes	500,000	5.150% Fixed	5.150%	6/15/2030
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Senior Unsecured Notes	500,000	6.000% Fixed	6.000%	5/20/2034
Senior Unsecured Notes	500,000	5.650% Fixed	5.650%	3/15/2035
Senior Unsecured Notes	500,000	5.750% Fixed	5.750%	6/15/2035
Total / Weighted Average	$7,836,000		5.265%

(a)Unsecured borrowing capacity of $2.25 billion at LPL Holdings, Inc.
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2026	Q2 2026	Change	Q3 2025	Change
Business Metrics
Advisors	32,597	32,475	—%	32,128	1%
Net new advisors	122	331	n/m	2,775	n/m
Annualized advisory fees and commissions per advisor(28)	$507	$478	6%	$442	15%
Average total assets per advisor ($ in millions)(29)	$78.7	$78.9	—%	$72.0	9%
Total client accounts (in millions)	11.9	11.8	1%	11.4	4%
Recruited AUM ($ in billions)	$24.1	$24.9	(3%)	$32.6	(26%)

Employees	10,417	10,081	3%	10,116	3%

AUM retention rate (quarterly annualized)(30)	97.4%	97.4%	—bps	96.4%	100bps

Capital Management
Capital expenditures ($ in millions)(31)	$229.7	$199.4	15%	$142.2	62%
Acquisitions, net ($ in millions)(32)	$102.2	$102.7	—%	$1,526.3	(93%)

Share repurchases ($ in millions)	$300.6	$309.5	(3%)	$—	100%
Dividends ($ in millions)	23.6	24.0	(2%)	24.0	(2%)
Total Capital Returned ($ in millions)	$324.2	$333.5	(3%)	$24.0	n/m
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income (loss) plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income (loss), earnings (loss) per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income (loss) and earnings (loss) per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; transition assistance loan amortization; promotional (ongoing); acquisition costs; employee share-based compensation; and regulatory charges. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA and Adjusted EBITDA
EBITDA is defined as net income (loss) plus interest expense on borrowings, provision for (benefit from) income taxes, depreciation and amortization, and amortization of other intangibles. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus acquisition costs. The Company presents EBITDA and adjusted EBITDA because management believes that they can be useful financial metrics in understanding the Company’s earnings from operations. EBITDA and adjusted EBITDA are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. For a reconciliation of net income (loss) to EBITDA and adjusted EBITDA, please see the endnote disclosures in this release.
Adjusted pre-tax income
Adjusted pre-tax income is defined as income (loss) before provision for (benefit from) income taxes plus amortization of other intangibles and acquisition costs. The Company presents adjusted pre-tax income because management believes that it can provide investors with useful insight into the Company's core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company's ongoing operations. Adjusted pre-tax income is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to income (loss) before provision for (benefit from) income taxes or any other performance measure derived in accordance with GAAP. For a reconciliation of income (loss) before provision for (benefit from) income taxes to adjusted pre-tax income, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total client assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of client assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial, LPL Enterprise, LLC, The Private Trust Company, N.A., and Commonwealth Equity Services, LLC ("CES"), in excess of the capital requirements of the Company's Credit Agreement and (3) cash and equivalents held at non-regulated subsidiaries.
(3) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(4)    The Company was named a Top RIA custodian (Cerulli Associates, 2025 U.S. RIA Marketplace Report); and, among third-party providers of brokerage services to banks and credit unions~~,~~ No. 1 in Market Share of AUM from Financial Institutions and No. 1 in Share of Advisors (Cerulli Associates, 2025 U.S. Broker-Dealer Marketplace Report). Commonwealth and the Company ranked No. 1 and No. 2, respectively, in the JD Power 2026 Independent Advisor Satisfaction survey.
(5) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q3 2026	Q2 2026	Q3 2025
Total revenue	$5,344,030	5,186,623	$4,551,977
Advisory and commission expense	3,632,732	3,507,164	3,025,274
Brokerage, clearing and exchange expense	49,139	52,018	43,282
Employee deferred compensation	263	9,178	4,075
Gross profit	$1,661,896	$1,618,263	$1,479,346
(6) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q3 2026	Q2 2026	Q3 2025
Advisory and commission expense	$3,632,732	$3,507,164	$3,025,274
Plus (Less): Advisor deferred compensation	(4,770)	(128,203)	(53,018)
Production-based payout	$3,627,962	$3,378,961	$2,972,256

Advisory and commission revenue	$4,123,684	$3,864,478	$3,397,954

Payout rate	87.98%	87.44%	87.47%
(7) Below is a reconciliation of client cash revenue per Management's Statements of Operations to client cash revenue, a component of asset-based revenue, on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q3 2026	Q2 2026	Q3 2025
Client cash on Management's Statements of Operations	$472,282	$456,945	$441,576
Interest income on CCA balances segregated under federal or other regulations(9)	(10,811)	(13,444)	(13,386)
Client cash on Condensed Consolidated Statements of Income	$461,471	$443,501	$428,190
(8)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.

(9)     Below is a reconciliation of interest income, net per Management's Statements of Operations to interest income, net on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q3 2026	Q2 2026	Q3 2025
Interest income, net on Management's Statements of Operations	$37,853	$33,027	$47,468
Interest income on CCA balances segregated under federal or other regulations(7)	10,811	13,444	13,386
Interest income on deferred compensation(10)	35	56	5
Interest income, net on Condensed Consolidated Statements of Income	$48,699	$46,527	$60,859
(10) Below is a reconciliation of other revenue per Management's Statements of Operations to other revenue on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q3 2026	Q2 2026	Q3 2025
Other revenue on Management's Statements of Operations	$7,390	$11,054	$11,821
Interest income on deferred compensation(9)	(35)	(56)	(5)
Deferred compensation	5,033	137,381	57,093
Other revenue on Condensed Consolidated Statements of Income	$12,388	$148,379	$68,909
(11)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q3 2026	Q2 2026	Q3 2025
Core G&A Reconciliation
Total expense	$4,858,904	$4,671,119	$4,586,088
Advisory and commission	(3,632,732)	(3,507,164)	(3,025,274)
Depreciation and amortization	(117,287)	(109,805)	(99,722)
Interest expense on borrowings	(105,834)	(101,502)	(106,295)
Brokerage, clearing and exchange	(49,139)	(52,018)	(43,282)
Amortization of other intangibles	(72,844)	(70,886)	(64,706)
Employee deferred compensation	(263)	(9,178)	(4,075)
Total G&A	880,805	820,566	1,242,734
Transition assistance loan amortization(12)	(150,009)	(142,335)	(104,760)
Promotional (ongoing)(12)(13)(14)	(87,943)	(79,123)	(97,103)
Acquisition costs(14)	(83,149)	(48,977)	(538,177)
Employee share-based compensation	(21,109)	(22,701)	(18,627)
Regulatory charges	(6,390)	(8,158)	(6,744)
Core G&A	$532,205	$519,272	$477,323

(12) During the fourth quarter of 2025, the Company updated its definition of Promotional (ongoing) to exclude transition assistance loan amortization. As a result, transition assistance loan amortization is now disclosed as a separate line on Management's Statements of Operations and in the Core G&A reconciliation. Prior period disclosures have been updated to reflect these changes as applicable.
(13) Promotional (ongoing) includes $14.2 million, $13.5 million and $19.0 million for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs.

(14) Acquisition costs include the costs to set up, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisitions. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q3 2026	Q2 2026	Q3 2025
Acquisition costs
Compensation and benefits(a)	$31,891	$20,231	$257,607
Occupancy and equipment(a)	11,789	4,618	197,567
Promotional(13)	12,009	12,016	25,664
Professional services	14,167	10,923	9,674
Change in fair value of contingent consideration(33)	9,461	(2,794)	2,676
Other	3,832	3,983	44,989
Acquisition costs	$83,149	$48,977	$538,177
(a) During the three months ended September 30, 2025, the Company incurred $419.0 million of acquisition costs at the Commonwealth closing. This primarily includes $228.4 million of costs related to transaction bonuses and the acceleration of unvested equity awards which were classified as Compensation and benefits and $190.1 million of costs related to certain contract termination fees which were classified as Occupancy and equipment.

(15) EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see a description of EBITDA and adjusted EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income (loss) to EBITDA and adjusted EBITDA for the periods presented (in thousands):

	Q3 2026	Q2 2026	Q3 2025
EBITDA and adjusted EBITDA Reconciliation
Net income (loss)	$356,561	$379,261	$(29,517)
Interest expense on borrowings	105,834	101,502	106,295
Provision for (benefit from) income taxes	128,565	136,243	(4,594)
Depreciation and amortization	117,287	109,805	99,722
Amortization of other intangibles	72,844	70,886	64,706
EBITDA	$781,091	$797,697	$236,612
Acquisition costs(14)	83,149	48,977	538,177
Adjusted EBITDA	$864,240	$846,674	$774,789
(16)    Adjusted pre-tax income is a non-GAAP financial measure. Please see a description of adjusted pre-tax income under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of income (loss) before provision for (benefit from) income taxes to adjusted pre-tax income for the periods presented (in thousands):

	Q3 2026	Q2 2026	Q3 2025
Income (loss) before provision for (benefit from) income taxes	$485,126	$515,504	$(34,111)
Amortization of other intangibles	72,844	70,886	64,706
Acquisition costs(14)	83,149	48,977	538,177
Adjusted pre-tax income	$641,119	$635,367	$568,772

Adjusted pre-tax margin(a)	38.6%	39.3%	38.4%
(a) Calculated by dividing adjusted pre-tax income by gross profit.

(17) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income (loss) and earnings (loss) per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q3 2026		Q2 2026		Q3 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) / earnings (loss) per diluted share	$356,561	$4.52	$379,261	$4.74	$(29,517)	$(0.37)
Amortization of other intangibles	72,844	0.92	70,886	0.89	64,706	0.81
Acquisition costs(14)	83,149	1.05	48,977	0.61	538,177	6.70
Tax benefit	(41,281)	(0.52)	(31,442)	(0.39)	(155,149)	(1.93)
Adjusted net income / adjusted EPS	$471,273	$5.97	$467,682	$5.84	$418,217	$5.20
Diluted share count	78,968		80,032		80,357
Note: Totals may not foot due to rounding.
(18) Consists of total assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial, as well as assets under custody of a third-party custodian related to CES.
(19) Assets on the Company's corporate RIA advisory platform are serviced by investment advisor representatives of LPL Financial. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(20) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(21) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(22) During the third quarter of 2026, the Company updated its definition of net brokerage to advisory conversions to include direct assets. Net brokerage to advisory conversions now consists of existing custodied and direct assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage. Prior period disclosures have been updated to reflect these changes as applicable.
(23) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total assets.
(24) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(25) Client cash balances include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated statements of financial condition. The following table presents purchased money market funds for the periods presented (in billions):

	Q3 2026	Q2 2026	Q3 2025
Purchased money market funds	$50.0	$49.2	$48.2
(26) Calculated by dividing revenue for the period by the average balance during the period.

(27) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q3 2026	Q2 2026	Q4 2025
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$1,392,945	$1,006,867	$863,024
Interest expense on borrowings	413,241	413,702	403,406
Provision for income taxes	489,830	356,671	286,483
Depreciation and amortization	437,968	420,403	393,434
Amortization of other intangibles	293,208	285,070	236,578
EBITDA	$3,027,192	$2,482,713	$2,182,925
Credit Agreement Adjustments:
Acquisition costs and other(14)(34)	$309,764	$766,866	$777,299
Employee share-based compensation	85,487	83,005	75,956
M&A accretion(35)	345,681	359,895	462,597
Advisor share-based compensation	3,313	3,060	3,055
Credit Agreement EBITDA	$3,771,437	$3,695,539	$3,501,832
(28) Calculated based on the average advisor count from the current period and prior periods.
(29)    Calculated based on the end of period total assets divided by end of period advisor count.
(30) Reflects retention of total assets, calculated by deducting quarterly annualized attrition from total assets, divided by the prior quarter total assets.
(31) Capital expenditures represent cash payments for property and equipment during the period.
(32) Acquisitions, net represent cash paid for acquisitions, net of cash acquired during the period.
(33) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the condensed consolidated statements of income.
(34) Acquisition costs and other primarily include costs related to acquisitions and costs incurred related to the integration of the strategic relationship with Prudential Advisors.
(35)    M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of such acquisition.